EXHIBIT 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 17, 2020, by and among Frequency Therapeutics, Inc., a Delaware corporation, with headquarters located at 19 Presidential Way, 2nd Floor, Woburn, MA 01801 (the “Company”), and the investors listed on the Schedule A attached hereto (individually, a “Buyer” and together, the “Buyers”).

WHEREAS:

A.    The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B.    The Buyers, severally, and not jointly, wish to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, the number of shares (the “Shares” or the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth on Schedule A hereto;

C.    The Company has engaged Cowen and Company, LLC to act as placement agent (the “Placement Agent”) for the offering of the Shares on a “best efforts” basis; and

D.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit A (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights in respect of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.    PURCHASE AND SALE OF SHARES.

a.    Purchase of the Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined in Section 1.b), the Company shall issue and sell to each Buyer, and each Buyer severally and not jointly agrees to purchase from the Company, the number of Shares set forth opposite such Buyer’s name under the heading “Number of Shares To Be Purchased” on Schedule A attached hereto (the “Closing”). The purchase price (the “Purchase Price”) of the Shares at the Closing shall be equal to $18.00 per Share.

b.    The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 9:00 a.m., New York City time, on July 20, 2020 subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 5 and 6 (or such later or earlier date as is mutually agreed to in writing by the Company and the Required Buyers). The Closing shall occur on the Closing Date at the offices of Latham & Watkins LLP (“Latham”), 200 Clarendon Street, 27th Floor, Boston, Massachusetts 02116 or at such other place as the Company and the Buyers may collectively designate. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

c.    Form of Payment. On the Closing Date, (i) each Buyer shall pay the applicable Purchase Price to the Company for the Shares to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer a copy of the irrevocable instructions (the “Transfer Instructions”) to Computershare Limited (the “Transfer Agent”) instructing the Transfer Agent to issue to such Buyer or its designee(s), in book-entry form, a number of Shares equal to the aggregate number of Shares that such Buyer is purchasing on the Closing Date.

2.    BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as of the date of this Agreement and the Closing Date, with respect to only itself, to the Company and the Placement Agent that:

a.    Investment Purpose. Each Buyer understands that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities law and each such Buyer is acquiring the Securities hereunder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution, except pursuant to sales registered under, or exempted from, the registration requirements of the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.    Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

c.    Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions.

d.    Information. Such Buyer acknowledges that it has had the opportunity to review the SEC Documents (as defined below) and such Buyer and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities sufficient in its view to enable it to evaluate its investment. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has received no representation or warranties from the Company, its employees, agents, or attorneys in making this investment decision other than as set forth in Section 3 below.

e.    General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

f.    Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

g.    Independent Investment Decision. Such Buyer has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents (as defined below) to which it is a party, and such Buyer confirms that it has not relied on the advice of any other Buyer’s business and/or legal counsel in making such decision. Such Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Buyer understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Buyer has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates (as defined below) in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Buyer in connection with the transactions contemplated by the Transaction Documents.

h.    Acknowledgment of Risks. Such Buyer acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation: (i) the Company may remain a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Buyers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) such Buyer may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, such Buyer could sustain the loss of its entire investment; (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future; and (vii) that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

i.    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

j.    Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities have been or can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin agreement or other loan secured by the Securities in accordance with Section 4(i).

k.    Brokers and Finders. Other than the Placement Agent no Person will, to such Buyer’s knowledge, have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any other Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Buyer.

l.    Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Buyer was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby, neither the Buyer nor any Affiliate of such Buyer which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments, including in respect of the Securities, and (iii) is subject to such Buyer’s review or input concerning such Affiliate’s investments or trading (each a “Trading Affiliate”) has directly or indirectly, nor has any Person acting on behalf of such Buyer or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Buyer and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Buyer’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

m.    Legends. Each such Buyer understands that the certificates, book-entry statement, or other instruments representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Each such Buyer further understands that the legend referenced above shall be removed, and the Company shall issue, pursuant to instructions provided by the Company to the Transfer Agent, a certificate or book-entry statement without such legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), only if (i) such Securities are sold by a Buyer pursuant to an effective registration statement registering the resale of the Securities under the 1933 Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions.

n.    Authorization; Enforcement; Validity. To the extent a Buyer is a corporation, partnership, limited liability company or other entity, such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to enter into the transactions contemplated by the Transaction Documents. To the extent a Buyer is an individual, such Buyer has the legal capacity to enter into the transactions contemplated by the Transaction Documents. This Agreement and the Registration Rights Agreement have been duly and validly authorized (as applicable), executed and delivered on behalf of a Buyer and are legal, valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

o.    No Conflicts. The execution, delivery and performance by each such Buyer of the Transaction Documents to which it is a party and the consummation by such Buyer of the transactions contemplated thereby will not (i) in the case that Buyer is a corporation, partnership, limited liability company or other entity, result in a violation of the organizational documents of Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

p.    Residency. Each such Buyer’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below Buyer’s name on its signature page.

q.    Representations by Non-United States persons. If Buyer is not a United States person, the Buyer hereby represents that the Buyer has satisfied the laws of the Buyer’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Transaction Documents, including (i) the legal requirements within the Buyer’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Buyer’s subscription and payment for, and the Buyer’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Buyer’s jurisdiction.

r.    No “Bad Actor” Disqualification Events. Neither (i) the Buyer, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Buyer is subject to any Disqualification Event under Rule 506(d)(1) of Regulation D, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

s.    Anti-Money Laundering Laws. Such Buyer represents and warrants to, and covenants with, the Company that: (i) such Buyer is in compliance with all applicable regulations administered by the U.S. Department of the Treasury (the “Treasury”) Office of Foreign Assets Control; (ii) such Buyer, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to such Buyer’s knowledge, its stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by the Treasury and have not been designated by the Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; (iii) to such Buyer’s knowledge, the funds to be used to acquire the Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) such Buyer is in compliance in all material respects with applicable anti-money laundering laws and regulations and has implemented anti-money laundering procedures that are designed to comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56; and (v) to the best of its knowledge none of the funds to be provided by such Buyer are being tendered on behalf of a person or entity who has not been identified to such Buyer.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and the Closing Date to each of the Buyers and to the Placement Agent that, except as disclosed in the SEC Documents:

a.    Organization and Qualification. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to perform its obligations under the Transaction Documents; and “Subsidiary” means any entity in which the Company, directly or indirectly, owns all of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary.

b.    Authorization; Enforcement; Validity. The Company has full right, power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Transfer Instructions (together, the “Transaction Documents”) and to perform its obligations under the terms of the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c.    Issuance of Shares. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Buyers contained in Section 2 hereof, the issuance by the Company of the Shares is in compliance with all applicable federal and state securities laws and exempt from registration under the 1933 Act and applicable state securities laws.

d.    No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, termination, modification, acceleration, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by the Company of the Transaction Documents and the filings contemplated by the Registration Rights Agreement, the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of any securities exchange on which the Securities may be listed and (d) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time.

e.    No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or asset of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

f.    SEC Documents; Financial Statements; Sarbanes-Oxley.

(i)    Since October 2, 2019, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein), collectively being hereinafter referred to as the “SEC Documents”). The Company has made available to the Buyers or their respective representatives, or filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (“EDGAR”) no less than two (2) days prior to the date this representation is made, true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than two (2) days prior to the date this representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii)    As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements for periods subsequent to December 31, 2019, to normal year-end audit adjustments). None of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge (as defined below), any stockholder of the Company has made any filing with the SEC (other than the SEC Documents), issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2.d, that contains any untrue statement of a material fact or, with respect to written information, omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Company’s reports filed or made with the SEC under the 1934 Act. To the Company’s Knowledge, the accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed Annual Report on Form 10-K, and reviewed the consolidated financial statements included in the Company’s most recently filed quarterly report on Form 10-Q, was an independent registered public accounting firm pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board, and such firm was otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents.

(iii)    The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(iv)    Since December 31, 2019, neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer or employee, of the Company or any of its Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. Since October 2, 2019, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the Company’s Board of Directors (the “Company Board”) or any committee thereof. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

(v)    As used in this Agreement, the “Company’s Knowledge” or “Knowledge of the Company” and similar language means, unless otherwise specified, the actual knowledge of any “director” or “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company, including David L. Lucchino and Richard Mitrano, and such knowledge as such person or persons would reasonably be expected to have after reasonable inquiry with respect to matters in question.

g.    Internal Accounting Controls; Disclosure Controls and Procedures. The Company and each of its Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act and the rules and regulations promulgated thereunder); and such disclosure controls and procedures are effective at the reasonable assurance level.

h.    Absence of Certain Changes. Since December 31, 2019, there have been no events, occurrences or developments that have or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps to seek protection pursuant to any bankruptcy law. The Company has not, since the date of the latest financial statements included within its SEC Documents, materially altered its method of accounting or the manner in which it keeps its books and records.

i.    Absence of Litigation. (i) There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending or, to the Company’s Knowledge, threatened, to which the Company, any of its Subsidiaries or any of their respective officers or directors is or may reasonably be expected to become a party or to which any property of the Company or any of its Subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect, and (ii) none of the directors or officers of the Company has been involved (as a plaintiff, defendant, witness or otherwise) in securities-related litigation. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

j.    Tests and Preclinical and Clinical Trials. (i) Except for such noncompliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the preclinical studies, clinical studies, and clinical trials conducted by or on behalf of or sponsored by the Company or its Subsidiaries (“Studies”) were and, if still ongoing, are being conducted in accordance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), and the implementing regulations thereunder (“FDCA”), including 21 C.F.R. Parts 11, 50, 54, 56, 58, and 312, and any applicable laws, rules and regulations of the jurisdiction in which such Studies are being conducted; and (ii) the Company and its Subsidiaries have not received any written notices, correspondence or other communications from the U.S. Food and Drug Administration (“FDA”) or any governmental or regulatory authority requiring or threatening the termination or suspension of any Studies.

k.    FDA Compliance. Except for such noncompliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries: (i) are, and at all times since July 1, 2017 have been, in compliance with the FDCA; (ii) possess all licenses, certificates, approvals, clearances, exemptions, authorizations, permits, registrations and supplements or amendments thereto required by the FDCA (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company and its Subsidiaries are not in violation of any term of any such Authorizations; (iii) have not received written notice that the FDA has taken, is taking or intends to take action to suspend, revoke or limit any Authorizations and have no knowledge that any such action is threatened; (iv) since January 1, 2017 have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA alleging or asserting non-compliance with the FDCA or the Authorizations.

l.    Acknowledgment Regarding Buyer’s Purchase of the Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s-length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Shares. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

m.    No Material Adverse Effect; No Undisclosed Liabilities. Since December 31, 2019, there has been no Material Adverse Effect. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Transaction Documents, (ii) liabilities accrued for in the latest balance sheet included in the Company’s most recent periodic report (on Form 10-Q or Form 10-K) (the date of such balance sheet, the “Latest Balance Sheet Date”) and (iii) liabilities incurred in the ordinary course of business consistent with past practices since the Latest Balance Sheet Date, the Company and its Subsidiaries do not have any other material liabilities (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted).

n.    General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

o.    No Integrated Offering. Neither the Company, nor, to the Knowledge of the Company, any of its affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act.

p.    Employee Relations. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s Knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

q.    Employee Benefits. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

r.    Intellectual Property Rights. (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries own or have right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) currently used in the conduct of their respective businesses, free and clear of all liens, security interests or encumbrances and such Intellectual Property is subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable; (ii) the Company’s and its Subsidiaries’ conduct of their respective businesses does not materially infringe, misappropriate or otherwise violate any Intellectual Property rights of any person (provided that, with respect to patents, the foregoing representation is being made to the Knowledge of the Company); (iii) the Company and its Subsidiaries have not received any written notice of any material claim relating to Intellectual Property; (iv) to the Knowledge of the Company, the Intellectual Property of the Company and its Subsidiaries is not being infringed, misappropriated or otherwise violated by any person; (v) except as described in the SEC Documents, there are no actions pending, or to the Knowledge of the Company, threatened against the Company or its Subsidiaries relating to Intellectual Property; and (vi) the Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property and to require all employees and contractors (A) with access to trade secrets and confidential information to execute non-disclosure and confidentiality agreements with the Company or its Subsidiaries, as applicable and (B) who have been involved in the creation, invention or development of material Intellectual Property for or on behalf of the Company to assign in writing to the Company or its Subsidiaries, as applicable, all of their rights therein, except where the Company or its Subsidiaries, as applicable, acquired ownership of such Intellectual Property by operation of law.

s.    Cybersecurity; Data Protection. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned by the Company (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material trade secrets and confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. To the Knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the foregoing, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and the Company and its Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

t.    Compliance with Health Care Laws. The Company and its subsidiaries are, and since January 1, 2017 have been, in compliance with all applicable Health Care Laws, except where such noncompliance would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means the following laws and regulations and any state or foreign counterpart of such laws or regulations: (i) the FDCA and 42 U.S.C. Section 282(j) of the Public Health Service Act; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Act and False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Civil Monetary Penalties Law (42 U.S.C. Sections 1320a-7a), the Exclusions Law (42 U.S.C. Section 1320a-7), and the transparency reporting requirements under 42 U.S.C. Section 1320a-7h; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) and all other laws related to health information or medical records; (iv) the Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act) statutes; and (v) the regulations promulgated pursuant to such laws. Neither the Company nor any of its subsidiaries has, since January 1, 2017, received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or other governmental or regulatory authority or third party alleging that any product operation or activity of the Company or any of its subsidiaries is in material violation of any Health Care Laws nor, to the Company’s Knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, its subsidiaries, or their respective employees, officers, directors, or, to the Company’s Knowledge, agents, has been excluded, suspended, debarred or disqualified from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company or its subsidiaries, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in any such exclusion, suspension, debarment or disqualification.

u.    Environmental Laws. (i) The Company and its Subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, including biohazardous and medical waste, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any use, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or relating to human exposure to hazardous or toxic substances or wastes and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the SEC Documents, (x) there is no proceeding that is pending, or, to the Company’s Knowledge, contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental or regulatory authority is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

v.    Real Property. Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

w.    Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance the Company believes is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

x.    Regulatory Permits and Other Regulatory Matters. The Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits, registrations and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, sub-license, certificate, permit, registration or authorization or has any reason to believe that any such license, sub-license, certificate, permit, registration or authorization required for continued operation of the business will not be renewed in the ordinary course, except where such modification or revocation or failure to renew would not reasonably be expected to have a Material Adverse Effect.

y.    Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to the Company’s Knowledge, is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Global Select Market (the “Principal Market”) that the Company is not in compliance with the listing or maintenance requirements of such Principal

Market. The Company is as of the date hereof, will be as of the date of the issuance of the Shares pursuant to the Transaction Documents, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock.

z.    Tax Status. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for those taxes and tax returns where such failure to pay or file would not reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency that has been, or in the Company’s estimation could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

aa.    Transactions With Affiliates. None of the Company’s or any Subsidiary’s respective officers or directors, Persons who were officers or directors of the Company or any Subsidiary at any time during the previous two years, stockholders, or affiliates of the Company or any of its Subsidiaries, or with any individual related by blood, marriage or adoption to any such individual (each a “Related Party”), is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or has a business relationship or with which the Company or any of its Subsidiaries competes. “Affiliate” for purposes hereof means, with respect to any Person, another Person that, (i) is a director, officer, manager, managing member, general partner or 5% or greater owner of equity interests in such Person, or (ii) directly or indirectly, (1) has a common ownership with that Person, (2) controls that Person, (3) is controlled by that Person or (4) shares common control with that Person. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another Person.

bb.    No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

cc.    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

dd.    No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the Knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

ee.    No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

ff.    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that is required by the 1934 Act to be described in the SEC Documents and that is not so described in such documents.

gg.    No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

hh.    Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

ii.    No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any person listed in the first paragraph of Rule 506(d)(1) promulgated under the 1933 Act, except (i) for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) promulgated under the 1933 Act is applicable and (ii) no such representation is made with respect to the Placement Agent, or any of its general partners, managing members, directors, executive officers or other officers.

jj.    Manipulation of Prices, Securities. None of the Company or its Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors or Affiliates and, to the Company’s Knowledge, no one acting on any such Person’s behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of any of the Securities, (B) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (C) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary, other than, in the case of clauses (B) and (C), compensation paid to the Placement Agent in connection with the placement of the Securities.

kk.    Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. Taken as a whole, all disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.    COVENANTS.

a.    Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

b.    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and, upon request, to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing occurring on the Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide promptly upon the request of any Buyers evidence of any such action so taken. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c.    Reporting Status. From the date of this Agreement until the first date on which the Securities cease to be Registrable Securities (as defined in the Registration Rights Agreement) (the period ending on such date, the “Reporting Period”), the Company shall timely (including by giving effect to any extensions pursuant to Rule 12b-25 of the 1934 Act) file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall (i) not voluntary terminate its status as an issuer required to file reports under the 1934 Act and (ii) take all actions reasonably necessary to maintain its eligibility to register the Shares for resale by the Investors on Form S-3 or, if it is ineligible to use Form S-3, on Form S-1.

d.    Use of Proceeds. The Company will use the proceeds from the sale of the Shares for development of its product candidates.

e.    Expenses. At the Closing, the Company and the Buyers shall each pay all of their own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated hereby and thereby. The Company shall pay all Transfer Agent fees incurred in connection with the sale and issuance of the Securities to the Buyers.

f.    Disclosure of Transactions and Other Material Information. The Company shall file, within the timeframe required under applicable SEC rules, one or more Current Reports on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement and the Registration Rights Agreement (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”). Unless required by applicable law or a rule of the Principal Market, the Company shall not make any public announcement regarding the transactions contemplated hereby or the other Transaction Documents prior to the Closing Date. The Company confirms that, following the filing of the Announcing Form 8-K, no Buyer will be deemed to be in possession of material non-public information concerning the Company (to the extent that such information was provided by the Company prior to the filing of such Form 8-K). The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents to not, provide any Buyer with any material non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Buyer, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), and provided further, that the Company may issue any other announcement or press release regarding the transactions contemplated hereby, so long as such announcement or press release does not disclose the name of any Buyer. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, non-public information relating to the Company or any of its Subsidiaries, the Company shall so indicate to the Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, non-public information relating to the Company or any of its Subsidiaries.

g.    USA PATRIOT Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and each Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of its Subsidiaries to, provide such information to each Buyer.

h.    Transfer Instructions. The Company shall issue the Transfer Instructions; the Company warrants that no instruction other than the Transfer Instructions and stop transfer instructions to give effect to the provisions of Section 2(j) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

i.    Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no such holder effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to any Transaction Document; provided that such holder and its pledgee shall be required to comply with the provisions of Section 2(j) order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

j.    Regulation M. Neither the Company nor its Subsidiaries has taken or shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

k.    Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of any Disqualification Event relating to any Covered Person of which the Company becomes aware to the Company’s Knowledge.

l.    No Integrated Offering. Neither the Company nor any of its Subsidiaries, nor any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or require stockholder approval of the issuance of any of the Securities.

m.    Listing. In the time and manner required by the Principal Market, the Company shall prepare and file with such Principal Market a Listing of Additional Shares Notification Form (the “LAS”) covering all of the Securities, and shall maintain the authorization for quotation of the Common Stock on the Principal Market. During the Reporting Period, neither the Company nor any of the Company’s Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(m).

n.    Transfer Taxes. The Company shall be responsible for any liability with respect to any transfer, stamp or similar non-income taxes that may be payable in connection with the issuance of the Securities.

o.    Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of any Buyer or Investor (as defined in the Registration Rights Agreement), the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the other Transaction Documents.

p.    Lockup. For a period of 45 days after the date hereof, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the 1933 Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent, other than (A) the Shares to be sold hereunder and their registration pursuant to the Registration Rights Agreement, (B) any shares of Common Stock issued in exchange for securities outstanding on the date of this Agreement and described in the SEC Documents, (C) any options or other awards granted under any stock-based compensation plans of the Company and its Subsidiaries described in the SEC Documents (the “Company Stock Plans”), (D) any shares of Common Stock issued upon the exercise of options or with respect to any other awards granted under the Company Stock Plans, (E) the filing by the Company of any registration statement on Form S-8 or any successor form thereto relating to any of the Company Stock Plans, and (F) shares of Common Stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or licensing agreements) or any acquisition of assets of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of the shares issued pursuant to clause (F) shall not exceed more than five percent (5%) of the outstanding shares of Common Stock immediately following the issuance and sale of the Shares pursuant to this Agreement and the recipients of such shares execute a Lock-Up Agreement in the form of Exhibit B hereto.

5.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a.    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b.    Such Buyer shall have delivered to the Company the Purchase Price for the Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c.    The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

d.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

e.    The Nasdaq Global Select Market shall not have notified the Company of any objections to the LAS submitted by the Company with respect to the Shares.

6.    CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Securities from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions;

provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a.    The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

b.    The representations and warranties of the Company and its Subsidiaries shall be true and correct in all material respects (except for representations or warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and its Subsidiaries at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by either the chief executive officer or the chief financial officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

c.    Such Buyer shall have received the opinion of Latham, dated as of the Closing Date and addressed to the Buyers and the Placement Agent, in a form reasonably satisfactory to the Buyers.

d.    The Company shall have executed and delivered the Transfer Instructions, acknowledged in writing by the Transfer Agent, with respect to the Shares being purchased by such Buyer at the Closing to the Transfer Agent and delivered a copy thereof to such Buyer.

e.    The Company Board shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3.b (the “Resolutions”).

f.    Upon written request of a Buyer, the Company shall have delivered to such Buyer (i) a certificate evidencing the incorporation or organization and good standing of the Company in its state of incorporation and (ii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing in the state of its principal place of business issued by the Secretary of State (or other applicable authority) of such state of incorporation or principal place of business as of a date within five (5) Business Days of the Closing Date.

g.    Upon written request of a Buyer, the Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the charter of the Company, certified as of a date within five (5) Business Days of the Closing Date, by the Secretary of State of the State of Delaware, and (C) the by-laws of the Company.

h.    The Company shall have delivered to such Buyer a Lock-Up Agreement, substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”) executed by each person listed on Exhibit C hereto, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date.

i.    The Company shall have obtained enforceable waivers (or other modification) in respect of the preemptive rights, participation rights or other similar rights in respect of the purchase and sale of the Securities hereunder.

j.    The Company shall have made or obtained all filings, qualifications, permits and approvals under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

k.    The Nasdaq Global Select Market shall not have notified the Company of any objections to the LAS submitted by the Company with respect to the Shares.

l.    During the period beginning on the date of this Agreement and ending immediately prior to the Closing, there shall not have been any stock dividend, stock split, stock combination, recapitalization or other similar transaction with respect to any capital stock of the Company, including the Common Stock.

m.    Neither the SEC nor the Principal Market shall have issued a stop order with respect to the Common Stock, nor shall the SEC or the Principal Market have threatened in writing to suspend trading of the Common Stock.

n.    Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

o.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

p.    The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

7.    GOVERNING LAW; MISCELLANEOUS.

a.    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b.    Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

c.    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.    Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements among each Buyer, the Company and its Subsidiaries, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and by each of the Buyers (in either case, the “Required Buyers”). Any such amendment shall bind all holders of the Securities. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification or supplement of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties hereto or to the other Transaction Documents or holders of the Securities, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Buyer and is not intended for the Company to treat the Buyers as a class and shall not be construed in any way as the Buyers acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

f.    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, or when delivered if sent by email, if delivered personally or if delivered by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Frequency Therapeutics, Inc.

19 Presidential Way, 2nd Floor

Woburn, Massachusetts 01801

[XXX]

Attention: Chief Executive Officer

Email: [XXX]

With copy to:

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, Massachusetts 02116

[XXX]

Attention: John Chory; Nathan Ajiashvili

Email: [XXX]

If to a Buyer, to it at the contact information set forth under such Buyer’s name on its signature page hereto, or, in the case of a Buyer or any other party named above, at such other contact information and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication; (B) provided by affidavit of personal delivery by a delivery service selected by the Company; or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service or deposit with a nationally recognized overnight delivery service.

g.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

h.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Placement Agent is the intended third-party beneficiary of Sections 2 and 3 hereof and shall be permitted to rely on the legal opinion identified in Section 6.c hereof.

i.    Survival. Unless this Agreement is terminated under Section 7.k, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Section 4 and this Section 7 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k.    Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the fifth (5th) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

l.    Placement Agent. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each of the Buyers harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

m.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

n.    Remedies. The parties hereto agree that (i) irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (ii) money damages or other legal remedies would not be an adequate remedy for any such harm. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o.    Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer pursuant to any Transaction Document or a Buyer enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the

Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p.    Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto (including a Buyer’s purchase of Securities at the Closing at the same time as any other Buyer or Buyers), shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Buyers and their respective counsels may choose to communicate with the Company through White & Case LLP (“White & Case”), counsel to the Placement Agent. Each Buyer acknowledges that White & Case has rendered legal advice to the Placement Agent and not to such Buyer in connection with the transactions contemplated hereby, and that each such Buyer has relied for such matters on the advice of its own respective counsel. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Buyer.

q.    Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any of the other Transaction Documents in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties by the Company, as if made by the Company pursuant to Section 3 hereof, as of the date of such certificate or instrument.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

COMPANY:

FREQUENCY THERAPEUTICS, INC.

By:	/s/ David L. Lucchino
Name:	David L. Lucchino
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

BUYER:

WASATCH FUNDS TRUST
for Wasatch Small Cap Growth Fund for Wasatch Ultra Growth Fund for Wasatch Micro Cap Fund for Wasatch Micro Cap Value Fund

By:	Wasatch Advisors, Inc.
Its:	Investment Adviser

By:	/s/ Daniel Thurber
Name: Daniel Thurber
Its:	Vice President

Address for Notice:
505 Wakara Way, 3rd Floor Salt Lake City, UT 84108 Attn: Sarah Brown/Dan Thurber Phone: [XXX] Fax: [XXX]

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

FEDERATED HERMES KAUFMANN FUND, A PORTFOLIO OF FEDERATED HERMES EQUITY FUNDS

By: Federated Global Investment Management Corp.
Its: Attorney-in-Fact

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Vice President and Chief Compliance Officer

Address for Notice:
4000 Ericsson Drive
Warrendale, Pennsylvania 15086-7561
Attn: Christine Zorovich

Email: [XXX]

FEDERATED HERMES KAUFMANN SMALL CAP FUND, A PORTFOLIO OF FEDERATED HERMES EQUITY FUNDS

By: Federated Global Investment Management Corp.
Its: Attorney-in-Fact

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Vice President and Chief Compliance Officer

Address for Notice: 4000 Ericsson Drive Warrendale, Pennsylvania 15086-7561 Attn: Christine Zorovich

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

FEDERATED HERMES KAUFMANN FUND II, A PORTFOLIO OF FEDERATED HERMES INSURANCE SERIES

By: Federated Global Investment Management Corp.
Its: Attorney-in-Fact

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Vice President and Chief Compliance Officer

Address for Notice:
4000 Ericsson Drive
Warrendale, Pennsylvania 15086-7561
Attn: Christine Zorovich

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Director

Address for Notice: c/o RTW Investments, LP 40 10th Avenue, Floor 7 New York, NY 10014

Email: [XXX]

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Director

Address for Notice: c/o RTW Investments, LP 40 10th Avenue, Floor 7 New York, NY 10014

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

RTW VENTURE FUND LIMITED

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner

Address for Notice:

c/o RTW Investments, LP
40 10th Avenue, Floor 7
New York, NY 10014

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	C.O.O

Address for Notice:
Perceptive Life Sciences Master Fund LTD
51 Astor Place 10TH floor
New York NY 10003

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

G & E DUBIN FAMILY FOUNDATION

By:	/s/ Glenn Dubin
Name:	Glenn Dubin
Title:	Trustee

Address for Notice:
[XXX]

Email:

[Signature Page to Securities Purchase Agreement]

BUYER:

DRIEHAUS LIFE SCIENCES MASTER FUND, L.P.

By: Driehaus Capital Management (USVI) LLC
Its: General Partner

By:	/s/ Janet McWilliams
Name:	Janet McWilliams
Title:	Senior Vice President

Address for Notice:
Driehaus Capital Management LLC
Attn: General Counsel
25 E. Erie
Chicago, IL 60611

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

MAVEN INVESTMENT PARTNERS US LTD – NEW YORK BRANCH

By:	/s/ Ian Toon
Name:	Ian Toon
Title:	Director

Address for Notice:
675 3rd Ave, 15th Floor
New York, NY 10017

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

ALEXANDRIA VENTURE INVESTMENTS, LLC

By: Alexandria Real Estate Equities, Inc.
Its: Managing Partner

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	SVP – Venture Counsel

Address for Notice:
26 North Euclid Ave
Pasadena, CA 91101

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

ALAIN J. COHEN REVOCABLE TRUST

By:	/s/ Alain J. Cohen
Name:	Alain J. Cohen
Title:	Trustee

Address for Notice:
[XXX]

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

BUYER:

667, L.P

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

Address for Notice:
860 Washington Street
3rd Floor, New York, NY 10004

Email: [XXX]

[Signature Page to Securities Purchase Agreement]

Schedule A

Buyer’s Name	Number of Shares To Be Purchased
Wasatch Small Cap Growth Fund	438,000
Wasatch Ultra Growth Fund	280,000
Wasatch Micro Cap Fund	155,000
Wasatch Micro Cap Value Fund	66,000
Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds	205,800
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds	178,000
Federated Hermes Kaufmann Fund II, a Portfolio of Federated Hermes Insurance Series	5,088
RTW Master Fund, Ltd.	196,448
RTW Innovation Master Fund, Ltd.	87,344
RTW Venture Fund Limited	16,208
Perceptive Life Sciences Master Fund LTD	222,222
G & E Dubin Family Foundation	111,111
Driehaus Life Sciences Master Fund, L.P.	111,111
Maven Investment Partners US Ltd – New York Branch	111,111
Alexandria Venture Investments, LLC	55,555
Alain J. Cohen Revocable Trust	55,555
Baker Brothers Life Sciences, L.P.	51,795
667, L.P	3,760

Exhibit A

Registration Rights Agreement

Exhibit B

The Lock-Up Agreement

Exhibit C

List of Persons Signing Lock-Up Agreements

Directors:

Marc A. Cohen

David L. Lucchino

Michael Huang

Joel S. Marcus

Timothy J. Barberich

Robert S. Langer

Executive Officers:

David L. Lucchino

Christopher R. Loose

Dana Hilt

Carl P. LeBel

Wendy S. Arnold

Richard Mitrano

Affiliates:

The Marc Andrew Cohen Revocable Trust

The Carey/Mitrano Family Trust

The Michael D. Langer 2014 Trust dtd 12/15/2014

The Samuel K. Langer 2014 Trust dtd 12/15/2014

The Susan K. Langer 2014 Trust dtd 12/15/2014